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                                                                      EXHIBIT 15

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:


    We are aware that our report dated April 25, 2001 on our review of interim financial information of Bristol-Myers Squibb Company (the "Company") as of and for the period ended March 31, 2001 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in this Registration Statement dated August 9, 2001.


Very truly yours,

/s/ PricewaterhouseCoopers


PricewaterhouseCoopers LLP
New York, New York
August 9, 2001